Exhibit 23.6
Consent of Piper Jaffray & Co.
     We hereby consent to the inclusion of our opinion letter dated September 6, 2005 as Annex B to, and to the reference thereto under the captions “SUMMARY OF THE PROXY STATEMENT/PROSPECTUS — Opinion of Maxim’s Financial Advisor”, “THE MERGER — Maxim’s Reasons for the Merger” and “THE MERGER — Opinion of Maxim’s Financial Advisor” in the Proxy Statement/Prospectus relating to the proposed merger transaction involving EpiCept Corporation and Maxim Pharmaceuticals, Inc., which Proxy Statement/Prospectus is a part of the Registration Statement on Form S-4 of EpiCept Corporation. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Piper Jaffray & Co.
Piper Jaffray & Co.
New York, New York
October 31, 2005